Exhibit 3 (ii)

BY-LAWS

of

FIRST DATA CORPORATION

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting. Meetings of the stockholders of First Data Corporation (the “Corporation”) shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5. Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock.

ARTICLE II

DIRECTORS

Section 1. Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen. The initial Directors shall be determined by resolution of the sole incorporator of the Corporation. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or the stockholders. The Directors shall be elected by stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority vote of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President and Secretary if directed by the Board of Directors.

Section 3. Notice. Notice need not be given of regular meetings of the Board of Directors. At least one business day before each special meeting of the Board of Directors, written or oral (either in person or by telephone), notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, shall be given to each Director; provided that notice of any meeting need not be given to any Director who shall be present at such meeting (in person or by telephone) or who shall waive notice thereof in writing either before or after such meeting.

Section 4. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 5. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another Director to act at the absent or disqualified member.

Section 6. Actions of Board Without Meeting. Unless otherwise provided by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a President, a Vice President, a Secretary and a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 2. Corporate Books. The books of the Corporation may be kept at such place within or outside the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE V

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, or employee of the Corporation, or is or was a director, officer, or employee of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with their defense of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, or employee of the Corporation, or is or was a director, officer, or employee of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with their defense of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any action or suit, nor any claim, issue or matter therein, as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Prepayment of Expenses. The Corporation shall pay the actual and reasonable expenses incurred in investigating or defending a threatened or pending action, suit or proceeding, in advance of its final disposition if the Corporation determines that the person likely will satisfy the requirements of Section 1 or 2 of this Article V and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation under this Article V.

Section 4. Indemnity if Successful on the Merits. If a person is entitled, under state law or otherwise, to indemnification by reason of being successful on the merits in defense of any action, suit or proceeding, the Corporation shall indemnify that person if they obtain a final judgment or decision in their favor for the entirety of the case.

Section 5. Exercise of Powers. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because the person has met the applicable standard of conduct set forth in this Article V. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by majority vote of the stockholders. The exercise of the power to indemnify and advance expenses by the Corporation pursuant to this Article V shall not be deemed to limit any other exercise or restriction of such powers by the Corporation. Provided, that any repeal or modification of this Article V shall not adversely affect any right or protection of any person in respect to any act or omission occurring prior to the time of such repeal or modification.

Section 6. Indemnification by a Court. Notwithstanding any contrary determination or absence of determination in a specific case under Section 5 of this Article V, any director, officer, or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1, 2 and 4 of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1, 2 or 4 of this Article V, as the case may be. Neither a contrary determination nor the absence of a determination in a specific case under Section 5 of this Article V shall be a defense to such application or create a presumption that the director, officer, or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application.

Section 7. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power or the obligation to indemnify the person against such liability under the provisions of any article of incorporation, bylaw, or agreement.

Section 9. Applicable Law. The rights granted under this Article V shall be limited to the extent any applicable laws limit such rights to indemnity or the power to indemnify.

Section 10. Certain Definitions. For purposes of this Article V the following definitions shall apply.

“Acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful” shall include, but not be limited to, actions based on the following information from the Corporation or other corporation, partnership, joint venture, trust, employee benefit plan, or enterprise to which the person is or was serving at the request of the Corporation (for purposes of this definition only, an “Enterprise”): records or books of account of the Corporation or Enterprise, information supplied by an officer of the Corporation or Enterprise in the course of their duties, advice of legal counsel for the Corporation or Enterprise, or information or records given or reports made to the Corporation or Enterprise by an independent certified public accountant, appraiser or other expert selected with reasonable care by the Corporation or Enterprise.

“Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, or employees so that any person who is or was a director, officer, or employee of such constituent corporation, or is or was a director, officer, or employee of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provision of this Article V with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

“Fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

“Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

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